DIALPOINT COMMUNICATIONS BOARD ELECTS NEW DIRECTOR

Jacksonville, Florida, May 12, 2008 (Market Wire) – Dialpoint Communications Corporation (OTCBB: DLPC), an Integrated Communications Provider (ICP) of voice, data, and Internet services and business telephone systems, announced the election of Ann DiSilvestre, to its board of directors effective May 12, 2008 with today’s board meeting. Mrs. DiSilvestre will also assume the position of Senior Executive Vice President.

DiSilvestre most recently served as President and CEO for DiSilvestre Internet Services, LLC.  Before forming DiSilvestre Internet Services, she was the Executive Vice President of Strategic Planning and Business Development for Spirit Telecom, LLC.  Prior to Spirit Telecom, she served as President and Chief Operating Officer for Info Avenue Internet Services, LLC.

Mrs. DiSilvestre’s accomplishments are inexorably linked to the success of Info Avenue, as she led the company from its very beginning.  Since 1995, the company has grown from a small wholesale ISP for several small independent telephone companies with a few hundred subscribers and eight employees to recognition as a premier wholesale provider of Internet services to the independent telephone company, cooperative and utilities market.

In addition to her duties as President and COO, Mrs. DiSilvestre was a member of Info Avenue’s Board, where she was responsible for strategic planning and management of the company’s investment in The Registry, a domain name registration business.

For further information related to Dialpoint Communications Corporation’s products and service please visit out websites at http://www.dpvoice.com and http://www.hostigation.com.

Safe Harbor Statement

This release may contain forward-looking statements. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Readers should not place undue reliance on any such forward-looking statements that are based solely on information known as of the date of this release. Dialpoint Communications Corporation disclaims any obligation to update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based or that may affect the likelihood that actual results will differ from those contained in the forward-looking statement.

SOURCE: Dialpoint Communications Corporation

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